M&K CPA PLLC

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

 Onyx Service & Solutions. Inc.

We hereby consent to the inclusion in this Registration Statement on Form S-1, Amendment No. 3, of our report, dated November 3, 2010, of Onyx Service & Solutions, Inc. relating to the financial statements as of November 30, 2009 and of Fresca Worldwide Trading Corp. relating to the financial statements as of November 25, 2009, December 31, 2008 and December 31, 2007, and the reference to our firm under the caption “Experts” in the Registration Statement.

 /s/ M&K CPAS, PLLC

 Houston, Texas

January 7, 2011